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                                                                     EXHIBIT 5.1

               OPINION AND CONSENT OF MORGAN, LEWIS & BOCKIUS LLP

                                  July 19, 2004

Finisar Corporation
1308 Moffett Park Drive
Sunnyvale, CA 94089

            Re:   Finisar Corporation - Registration Statement for
            Offering of an 11,142,516 Shares of Common Stock

Dear Ladies and Gentlemen:

            We have acted as counsel to Finisar Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 11,142,516 shares of the Company's common stock and an equal number of related preferred stock purchase rights (collectively, the "Shares") issuable under Company's 1999 Stock Option Plan, as amended and restated effective October 1, 2003 (the "Plan").

            This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

            We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the establishment and amendment of the Plan, including the addition of the automatic share increase feature.

            Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of stock option agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

            We consent to your filing this letter as Exhibit 5.1 to the Registration Statement. In giving the opinion set forth in this letter, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.

                                           Very truly yours,

                                           /s/ Morgan, Lewis & Bockius LLP

                                           MORGAN, LEWIS & BOCKIUS LLP